Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form SB-2 of BLS Media, Inc. for the registration of 4,000,000 shares of its common stock and to the incorporation therein of our report dated February 23, 2007, with respect to the financial statements of BLS Media, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus.

Mendoza Berger & Company LLP

/s/ Mendoza Berger & Company LLP
Irvine, California
March 8, 2007